   POLARIS INDUSTRIES INC.   Huntsville Analyst & Investor Presentation September 13, 2017

 SAFE HARBOR & NON-GAAP MEASURES  Except for historical information contained herein, the matters set forth in this presentation, including management’s expectations regarding 2017 future retail sales, shipments, net income, and net income per share, and operational initiatives are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Potential risks and uncertainties include such factors as the Company’s ability to successfully implement its manufacturing operations expansion initiatives, product offerings, promotional activities and pricing strategies by competitors; economic conditions that impact consumer spending; acquisition integration costs; product recalls, warranty expenses; impact of changes in Polaris stock price on incentive compensation plan costs; foreign currency exchange rate fluctuations; environmental and product safety regulatory activity; effects of weather; commodity costs; uninsured product liability claims; uncertainty in the retail and wholesale credit markets; performance of affiliate partners; changes in tax policy and overall economic conditions, including inflation, consumer confidence and spending and relationships with dealers and suppliers. Investors are also directed to consider other risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission. The Company does not undertake any duty to any person to provide updates to its forward-looking statements. The data source for retail sales figures included in this presentation is registration information provided by Polaris dealers in North America and compiled by the Company or Company estimates. The Company must rely on information that its dealers supply concerning retail sales, and other retail sales data sources and this information is subject to revision.

POLARIS

MY2018 RZR High Performance Pricing Strategy

Off Road Vehicles

STRATEGY Position RZR to win in the market place with cleaner, broader, more powerful line-up.

$17,500 **Heart of the Market** *80% of the market* $23,500

Turbo Top of Line

MY 17



XP 1000
(Non-Turbo)

75%+ Share of Segment

MSRP $19,499
Heavy promotions



Turbo XP

MSRP $24,999
Heavy promotions

MY 18



XP 1000
(Non-Turbo)

MSRP $17,999
Less promotions



Turbo XP
Walker Evans

MSRP $19,999
Less promotions



Turbo XP
Fox Shocks

MSRP $22,999
Less promotions



Turbo XP
Dynamix

MSRP $25,999
Less promotions

Significantly Stronger Line-Up for MY18 – Promo, Mix, Features, Pricing Add to Financial Plan

9-13-17

3

Fall 2017 Early Results  4  Very Early Results Promising – Easy Comparables  N.A. ORV Retail  NEW! RANGER XP 1000 Orders  NEW! RZR Turbo Dynamix Orders    +150%To Goal   +200%To Goal   Up double digits % (July/August 2017)  N.A. ORV Retail July/August 2017  Initial Orders for New! MY18 RANGER/RZR  Managing delivery & logistic challenges in September  Assessing impact of Harvey & Irma  9-13-17